Exhibit 99.1

Novan Reports First Quarter 2023 Financial Results and Provides
Corporate Update

– Continued progress toward PDUFA goal date of January 5, 2024, for berdazimer gel, 10.3% (SB206) –

– Strong prescription growth across three promoted products –

– Company to host conference call today at 8:30 a.m. ET –

DURHAM, N.C. – May 15, 2023 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced its financial and operating results for the first quarter ended March 31, 2023, and provided a corporate update. The Company will host a conference call and webcast, today, May 15, 2023, at 8:30 a.m. ET (details below).

“As we get closer to our PDUFA goal date of January 5, 2024 for our lead program, berdazimer gel, 10.3% for the treatment of molluscum contagiosum, we are diligently working to prepare for a potential approval and commercial launch of that program. These activities include working with the FDA through ongoing interactions and dialogue during their review, building excitement among the dermatology community and preparing for commercial drug substance supply manufacturing. We continue to aggressively pursue a wide variety of potential funding or strategic arrangements and alternatives to address our short-term cash needs, provide the capital necessary to progress development of our lead program, berdazimer gel, 10.3%, and support the Company’s operations, while at the same time conserving cash by delaying or deferring certain expenditures,” commented Paula Brown Stafford, President and Chief Executive Officer.

“Turning to our commercial portfolio, the first quarter of 2023 marked a noteworthy increase in the number of new prescription writers across our promoted products. We attribute this growth to increased adoption among the dermatology community as a result of a number of key marketing initiatives. While we had a decline in the number of total RHOFADE units sold during the first quarter compared to the prior quarter, due primarily to the impact of a manufacturing delay with a supplier, we do believe we continue to gain momentum with new prescriptions. RHOFADE's back-order matter was resolved quickly, and we saw a volume rebound effect in early April which normalized year-to-date sales activity,” continued Ms. Brown Stafford.
Recent Financing Activity
•In March 2023, Novan entered into a securities purchase agreement with an institutional investor and closed a $6.0 million registered direct offering.
•In late December 2022, the Company entered into an exclusive license agreement with Sato Pharmaceutical Co., Ltd. (“Sato”), granting Sato the right to develop, manufacture and market RHOFADE for rosacea in the Japan territory. This agreement included an upfront payment of $5.0 million received by the Company in January 2023.

Summary of Financial Results for the First Quarter 2023
•The EPI Health acquisition closed on March 11, 2022, and the post-acquisition operating results of EPI Health are reflected within the results included in this press release for the three months ended March 31, 2022. Prescription, writers and units sold amounts for the first quarter 2022 reflect activity for the full quarter.
•As of March 31, 2023, Novan had a total cash and cash equivalents balance of $12.5 million.
•Novan reported total revenue of $3.2 million and $1.9 million, respectively, for the three months ended March 31, 2023 and 2022.
•Net product revenues for the three months ended March 31, 2023 and 2022, were $2.4 million and $0.7 million, respectively, which represented the sales of medical dermatology products, including RHOFADE, WYNZORA, and MINOLIRA.
•License and collaboration revenues were $0.6 million and $1.2 million, respectively, for the three months ended March 31, 2023 and 2022.
•Cost of goods sold was $1.3 million and $0.2 million, respectively, for the three months ended March 31, 2023 and 2022, and includes the direct costs attributable to product revenue and any licenses of the Company’s commercial products.
•Research and development expenses were $4.8 million for each of the three months ended March 31, 2023 and 2022. Included in the fluctuation from the prior year comparable period was a $1.0 million net decrease in the SB206 program, related to the SB206 NDA submission in January 2023, offset by a $1.0 million increase in expense related to a regulatory milestone payment which became due to Ligand Pharmaceuticals, Inc. during the first quarter of 2023.
•Selling, general and administrative expenses were $10.0 million for each of the three months ended March 31, 2023 and 2022. Included in the fluctuation from the prior year comparable period was a $4.0 million net decrease in transaction-related expenditures incurred in connection with the EPI Health acquisition in March of 2022, partially offset by the increase of $3.7 million of selling, general and administrative expenses incurred to support the conduct of EPI Health’s commercial sales operations. The increase of $3.7 million of selling, general and administrative expenses incurred to support the conduct of EPI Health’s commercial sales operations included (i) an increase of $2.2 million of salary, incentive compensation and benefits costs, (ii) an increase of $0.4 million of advertising, promotional and other marketing costs, and (iii) an increase of $1.1 million of administrative costs related to third-party consultants for regulatory services, external third-party data services and other service providers that support the commercial sales and operations teams.

•Novan reported total net loss of $14.1 million and $13.4 million for the three months ended March 31, 2023 and 2022, respectively.

•The Company believes that its existing cash and cash equivalents balance as of March 31, 2022, plus expected receipts associated with product sales from its commercial product portfolio, will provide it with liquidity to fund its planned operating needs into late second quarter of 2023. Variability in its operating forecast, driven primarily by (i) commercial product sales, (ii) timing of operating expenditures, and (iii) unanticipated changes in net working capital, will impact the Company’s cash runway, as further described in the Company’s quarterly report on Form 10-Q for the three month period ended March 31, 2023.

Medical Dermatology Commercial Product Portfolio Update

Select promoted product activity for first quarter 2023:

•RHOFADE® (oxymetazoline hydrochloride)
▪11% prescription growth in first quarter 2023 compared to first quarter 2022;
▪18% increase in new prescriptions compared to first quarter 2022; and
▪28% decrease in units sold in first quarter 2023 compared to first quarter 2022 caused by a stock out in mid-March, relating to a manufacturing delay with a supplier.

•WYNZORA® (calcipotriene and betamethasone dipropionate)
▪9% prescription growth in first quarter 2023 compared to first quarter 2022;
▪26% increase in total writers in first quarter 2023 compared to first quarter 2022; and
▪1% increase in units sold in first quarter 2023 compared to first quarter 2022.

•MINOLIRA™ (minocycline hydrochloride)
▪19% prescription growth in first quarter 2023 compared to first quarter 2022;
▪18% increase in new prescriptions compared to first quarter 2022; and
▪23% increase in units sold in first quarter 2023 compared to first quarter 2022.

“The first quarter of 2023 represented another strong demonstration of quarterly growth year-over-year across our portfolio of promoted products. While we experienced a supply disruption for RHOFADE from March until early April 2023, the brand showed a high demand and accelerated recovery with commercial pull through. Despite the general market downward trend and challenges in gross-to-net adjustments related to the new year and patients’ health care plan resets, we experienced an uptick in both new writers and new prescriptions, ultimately generating positive momentum. We are encouraged by our continued growth in the market and are focused on executing on our strategic initiatives to bolster our net revenue operating performance moving forward,” commented John Donofrio, Executive Vice President, Chief Operating Officer of Novan.
Medical Dermatology Research & Development Update

In January 2023, the Company announced its NDA submission to the FDA for berdazimer gel, 10.3% (SB206) as a treatment for molluscum contagiosum (“molluscum”). The NDA has been accepted for filing and is currently under review with an assigned PDUFA goal date of January 5, 2024.

There are currently no FDA-approved prescription drug treatment options for molluscum. The active ingredient, berdazimer sodium, is a new chemical entity that releases nitric oxide and has demonstrated anti-viral activity. The Company believes that if approved, berdazimer gel, 10.3% would be the first FDA-approved, effective and safe topical treatment indicated for molluscum with the convenience of self-application.

Novan also continues to progress the prelaunch strategy and commercial preparations for berdazimer gel, 10.3% (SB206), if approved. Novan is equipped with the commercial infrastructure necessary to bring berdazimer gel, 10.3% (SB206) to market, if approved. This infrastructure includes highly experienced sales and marketing teams, supply chain capabilities, market access and medical affairs personnel and a network of related partners. The combined organization positions the Company as a fully integrated pharmaceutical company with capabilities across drug development and commercialization with a proven product portfolio across multiple disease states within Dermatology.

Conference Call and Webcast

Novan management will host a conference call and webcast presentation for investors, analysts, and other interested parties today, Monday, May 15, 2023, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (833) 630-1956 (domestic) or (412) 117-1837 (international) and referencing the Novan, Inc. Conference Call. The live webcast will be accessible on the Events page of the Investors section of the Novan website, novan.com, and will be archived for 90 days.

About Novan

Novan, Inc. is a medical dermatology company focused on developing and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. Novan has a robust commercial infrastructure across sales, marketing, and communications, as well as fully dedicated market access and pharmacy relation teams, promoting products for plaque psoriasis, rosacea and acne. The U.S. Food and Drug Administration (“FDA”) accepted for filing Novan’s New Drug Application (“NDA”) seeking approval for berdazimer gel, 10.3% (SB206) for the treatment of molluscum contagiosum. The Company also has a pipeline of potential product candidates using its proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” “look forward to” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the potential FDA approval and the timing thereof of the Company’s NDA for berdazimer gel, 10.3% (SB206) for molluscum, the therapeutic value and benefits of the Company’s promoted products, the potential therapeutic value and benefits of the Company’s Nitricil™ platform technology and its product candidates, the potential market opportunity for the Company’s product candidates and promoted products, demand for the Company's promoted products and the Company’s efforts to extend its cash runway and pursue a wide variety of funding or strategic relationships. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that the FDA will not agree with the Company’s approach in its NDA submission for berdazimer gel, 10.3% (SB206) for molluscum or any future NDA submission, that the Company’s product candidates may not be approved or that additional studies may be required for approval or other delays may occur, that the Company may not have sufficient quantities of drug substance and/or drug product to support regulatory submissions and that the Company may not obtain funding sufficient to extend its cash runway beyond late second quarter of 2023 or to complete the regulatory or development process of any of its product candidates; the Company’s limited experience as a company in obtaining regulatory approvals for and launching products developed internally and its ability to recruit and retain qualified personnel and key talent; changes in the size and nature of the market for the Company’s product candidates and promoted products, including potential competition, patient and payer perceptions and reimbursement determinations; the Company’s ability to grow revenues and reduce costs related to promoted products and the risks that past performance may not be indicative of future performance; risks and uncertainties in the Company’s ongoing or future product development activities and preclinical studies, which may not prove successful in demonstrating proof-of concept, or may show adverse toxicological findings, and even if successful may not necessarily predict that subsequent clinical trials will show the requisite safety and efficacy of the Company’s product candidates, or that any of the Company’s product candidates, if approved, will continue to demonstrate requisite safety and efficacy following their commercial launch; any operational or other disruptions as a result of the COVID-19 pandemic and related or unrelated constraints on the global workforce; risks related to the manufacture of raw materials and finished drug product, such as supply chain disruptions or delays, price increases, failure to transfer technology and processes to third parties effectively or failure of those third parties (or the Company in connection with the Company’s facility) to obtain approval of and maintain compliance with the FDA or comparable regulatory authorities; the Company’s reliance on arrangements with third parties to support its operations and its development, manufacturing and commercialization efforts and the risk that such parties will not successfully carry out their contractual duties or meet expected deadlines; the Company’s ability to obtain additional funding or enter into strategic or other business relationships necessary or useful for the further development or commercialization of the Company’s product candidates and the operation of its business on terms that are acceptable to the Company or at all or if such relationships or transactions are unsuccessful or the Company is unable to realize the potential economic benefits of such relationships or transactions; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2022, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.
INVESTOR AND MEDIA CONTACT:
Jenene Thomas
JTC Team, LLC

833-475-8247
NOVN@jtcir.com

NOVAN, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Net product revenues	$2,411	$718
License and collaboration revenues	585	1,174
Government research contracts and grants revenue	170	36
Total revenue	3,166	1,928
Operating expenses:
Cost of goods sold	1,285	206
Research and development	4,832	4,833
Selling, general and administrative	10,040	9,994
Amortization of intangible assets	477	121
Change in fair value of contingent consideration	365	—
Total operating expenses	16,999	15,154
Operating loss	(13,833)	(13,226)
Other income (expense), net:
Interest income	30	3
Interest expense	(277)	(132)
Other income (expense)	17	(25)
Total other income (expense), net	(230)	(154)
Net loss before income taxes	(14,063)	(13,380)
Provision for income tax expense	56	—
Net loss and comprehensive loss	$(14,119)	$(13,380)
Net loss per share, basic and diluted	$(0.54)	$(0.71)
Weighted-average common shares outstanding, basic and diluted	26,115,986	18,829,534
NOVAN, INC.
Selected Condensed Consolidated Balance Sheet Data
(unaudited)
(in thousands)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$12,541	$12,316
Total current assets	32,686	42,368
Total assets	79,793	90,330
Total current liabilities	43,910	46,398
Total liabilities	82,621	85,725
Total stockholders’ (deficit) equity	(2,828)	4,605
Total liabilities and stockholders’ (deficit) equity	$79,793	$90,330
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